Exhibit 99.1

FOXO TECHNOLOGIES, INC., PROVIDES UPDATE ON RECENT ACOMPLISHMENTS AND BUSINESS STRATEGY

MINNEAPOLIS, MN, January 28, 2025 (GLOBE NEWSWIRE) — FOXO Technologies Inc. (NYSE American: FOXO) (the “Company”), provides a brief shareholder letter from Seamus Lagan, recently appointed CEO of FOXO on what has been achieved in recent months and what is planned for 2025 and beyond.

Dear Fellow Shareholders,

Our recent shareholders meeting on January 17th concluded the requirements of 2024 acquisition agreements and resulted in a change of control of the Company. The accomplishments in the second half of 2024 have been key to what we believe is becoming a very successful turnaround of our Company and has created a foundation from which we believe we can build a significant and profitable revenue-driven enterprise.

We have gone from having minimal net revenues since inception to having acquired businesses that that with investment, have the potential to deliver in excess of $20 million of profitable net revenues per annum.

We disclosed a shareholders deficit in excess of $17 million at September 30, 2024 and subsequently restructured a significant amount of debt to equity in the fourth quarter to meet NYSE American continued listing rules that require in excess of $4 million in shareholders’ equity, an improvement of in excess of $21 million in shareholders’ equity. We continue to negotiate with debt holders and have recently disclosed additional transactions of approximately $6 million of further debt being converted to equity. The majority of these transactions have been completed by issuing convertible preferred stock that cannot currently be converted to free trading of our Class A common stock.

Our business strategy for 2025 is to grow our acquired rural hospital and behavioral health businesses and pursue a strategy to monetize our existing epigenetics division. We are also actively seeking and evaluating additional acquisition opportunities in the healthcare sector, including senior living, which we may or may not be able to complete.

Current points of interest:

●	We look forward to the timely filing of our 2024 audited financials in our Form 10-K.
●	We are considering our options for the capital required to execute on our business strategy.
●	We will continue to negotiate the potential exchange of existing debt and other liabilities to equity to improve our balance sheet.
●	We are in preliminary discussions that may lead to additional acquisitions that we believe will increase shareholder value, however we have not reached agreement to complete any additional acquisitions at this time and we may not succeed in doing so.
●	We are in the process of restructuring our web site and social media and online presence to better inform our shareholders and interested parties of our services and ongoing accomplishments and provide details of our management team, Board of Directors and governance policies. We expect these work steps will be completed in the next 30-60 days

We operate three businesses;

Epigenetics: FOXO Lab’s., remains a pioneer in epigenetic biomarker discovery and commercialization. Our mission is to extend and enhance human life through advanced prognostics, therapeutic solutions, and lifestyle improvements. We have generated epigenetic data for over 13,000 individuals through internal research and external collaborations. This extensive dataset, paired with broad phenotypic information means the Company is well positioned for continued innovation and business growth in the rapidly evolving field of AI-driven healthcare and life span solutions. By combining the fields of epigenetics and artificial intelligence, FOXO Labs’ pioneering approach sets a new standard for personalized healthcare. The Company is now positioned to launch a direct-to-consumer prognostic that will provide actionable information and guidance to improve well-being and life span.

We will continue to consider all options to create value for our shareholders from this business, which may include a spin out at a time in the future if it is viable to do so. For more information about our technology, visit www.foxotechnologies.com

Myrtle Recovery Centers, Inc., operates a 30-bed behavioural health facility in East Tennessee. It provides inpatient services for Detoxification and Residential Treatment and outpatient services for Medication-assisted treatment (MAT) and Office-Based Opioid Treatment (OBOT) programs. The facility was opened in August 2023 and has secured in-network contracts with various insurance company payors. We anticipate growing this business to having profitable annual net revenues of approximately $3-4M and plan to replicate the service delivery model in other locations. More recently, we have seen significant increases in census as marketing efforts have intensified and additional payor contracts have been executed. Further information can be found at www.myrtlerecoverycenters.com

In the third quarter of 2024 we completed the acquisition of Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical Center), a critical access designated (CAH) hospital located in East Tennessee. The hospital provides emergency services, outpatient services (including laboratory and radiology services) and inpatient services. We are considering options available to us to open additional hospital facilities at other locations in East Tennessee. Further information can be found at www.bsfmedical.com

The accomplishments of FOXO in recent months have resulted in a significant turnaround and created a number of attractive opportunities for the Company and its shareholders. We have challenges to overcome and objectives to achieve for 2025 and remain thankful for the continued support from our shareholders. My management team and I will endeavor to deliver results and accomplishments we can all be proud of and enjoy.

Sincerely

Seamus Lagan, CEO

About FOXO Technologies Inc. (“FOXO”)

FOXO owns and operates three subsidiaries.

Foxo Lab’s, Inc. is a biotechnology company dedicated to improving human health and life span through the development of cutting-edge technology and product solutions for various industries.

Myrtle Recovery Centers, Inc., a 30-bed behavioural health facility in East Tennessee. Myrtle provides inpatient services for detox and residential treatment and outpatient services for MAT and OBOT Programs.

Rennova Community Health, Inc., owns and operates Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical), a critical access designated (CAH) hospital in East Tennessee.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the FOXO’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; potential inability of FOXO to establish or maintain relationships required to advance its goals or to achieve its commercialization and development plans; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry or in the markets or industries in which FOXO operates. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Sebastien Sainsbury

ssainsbury@foxotechnologies.com

(561) 485-0151